Exhibit 5.1

January 10, 2020	910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

Chesapeake Energy Corporation
6100 North Western Avenue
Oklahoma City, Oklahoma 73118

Ladies and Gentlemen:
As set forth in the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), and the subsidiary guarantors named in Schedule I hereto (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of (i) $45,861,000 aggregate principal amount of the Company’s 8.00% Senior Notes due 2026 (the “Exchange Notes”) to be offered by the Company in exchange (the “Exchange Offer”) for a like principal amount of the Company’s issued and outstanding 8.00% Senior Notes due 2026 (the “Outstanding Notes”) and (ii) the guarantees (the “Guarantees”) of the Subsidiary Guarantors of the Exchange Notes, certain legal matters in connection with the Exchange Notes and the Guarantees are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.
The Exchange Notes are to be issued under an Indenture, dated as of April 24, 2014 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee, as supplemented by the Tenth Supplemental Indenture, dated as of April 3, 2019 (the “Tenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), establishing the terms of the Outstanding Notes and the Exchange Notes, and a Company Order delivered pursuant to the Indenture and dated as of the closing of the Exchange Offer (the “Exchange Note Company Order”).
In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Registration Statement, the Base Indenture and the Tenth Supplemental Indenture, (ii) a form of the Exchange Notes Company Order, (iii) the Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, each as amended to date, (iv) the certificates of incorporation or formation, as the case may be, and bylaws, limited liability company, limited partnership or operating agreements or other organizational documents, as the case may be, of each Subsidiary Guarantor, (v) corporate, limited liability company or limited partnership, as applicable, records of the Company and the Subsidiary Guarantors and (vi) certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.
In giving the opinions set forth below, we have relied, to the extent we deemed proper, without independent investigation or verification, upon (i) the opinions of other counsel

Chesapeake Energy Corporation	January 10, 2020

to the Company and the Subsidiary Guarantors included as exhibits to the Registration Statement and (ii) certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the factual matters contained therein or covered thereby. In making our examination, we have assumed that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and complete, all documents submitted to us as certified copies are true and correct copies of the originals of such documents and such original copies are authentic and complete.
In connection with this opinion, we also have assumed that:
(i)    the Indenture and the Guarantees have been duly authorized, executed and delivered by the Trustee;

(ii)    the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act, and the Base Indenture will have been qualified under the Trust Indenture Act of 1939, as amended; and

(iii)    the Exchange Notes will have been duly executed by the Company and the Trustee, authenticated by the Trustee and delivered in accordance with the provisions of the Indenture and issued in exchange for the Outstanding Notes pursuant to, and in accordance with the terms of, the Exchange Offer as contemplated in the Registration Statement.

On the basis of the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:
1.    The Exchange Notes, when issued, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity, (iii) public policy applicable law relating to fiduciary duties and indemnification and contribution or (iv) any implied covenants of good faith and fair dealing.
2.    The Guarantees, when issued, will constitute the legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity, (iii) public policy applicable law relating to fiduciary duties and indemnification and contribution or (iv) any implied covenants of good faith and fair dealing.

Chesapeake Energy Corporation	January 10, 2020

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Texas Business Organizations Code and the federal laws or regulations of the United States of America, each as published and in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction.
We hereby consent to the filing of this opinion of counsel with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

SCHEDULE I
SUBSIDIARY GUARANTORS

Name	Jurisdiction of Incorporation/Organization
Chesapeake AEZ Exploration, L.L.C.	Oklahoma
Chesapeake Appalachia, L.L.C.	Oklahoma
Chesapeake-Clements Acquisition, L.L.C.	Oklahoma
Chesapeake E&P Holding, L.L.C.	Oklahoma
Chesapeake Energy Louisiana, LLC	Oklahoma
Chesapeake Energy Marketing, L.L.C.	Oklahoma
Chesapeake Exploration, L.L.C.	Oklahoma
Chesapeake Land Development Company, L.L.C.	Oklahoma
Chesapeake Louisiana, L.P.	Oklahoma
Chesapeake Midstream Development, L.L.C.	Oklahoma
Chesapeake NG Ventures Corporation	Oklahoma
Chesapeake Operating, L.L.C.	Oklahoma
Chesapeake Plains, LLC	Oklahoma
Chesapeake Royalty, L.L.C.	Oklahoma
Chesapeake VRT, L.L.C.	Oklahoma
Compass Manufacturing, L.L.C.	Oklahoma
EMLP, L.L.C.	Oklahoma
Empress, L.L.C.	Oklahoma
GSF, L.L.C.	Oklahoma
MC Louisiana Minerals, L.L.C.	Oklahoma
MC Mineral Company, L.L.C.	Oklahoma
MidCon Compression, L.L.C.	Oklahoma
Nomac Services, L.L.C.	Oklahoma
Winter Moon Energy Corporation	Oklahoma
Northern Michigan Exploration Company, L.L.C.	Michigan
CHK Utica, L.L.C.	Delaware
Sparks Drive SWD, Inc.	Delaware
CHK Energy Holdings, Inc.	Texas
Empress Louisiana Properties, L.P.	Texas